UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2013

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On May 20, 2013, BGC Partners, Inc. (the “Company” or “BGC Partners”) issued a press release announcing that the Company received notice of regulatory approval under the Hart-Scott-Rodino Antitrust Improvement Act with respect to the purchase agreement the Company and certain of its affiliates entered into with The NASDAQ OMX Group, Inc. on April 1, 2013. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	BGC Partners, Inc. press release dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: May 20, 2013	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K dated May 20, 2013 Announcing Press Release re: HSR Approval for

NASDAQ Transaction]

Exhibit 99.1

BGC Partners Receives HSR Approval for Proposed Transaction with NASDAQ OMX

Deal Expected to Close Before the End of Q3 2013

NEW YORK, NY – May 20, 2013 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company primarily servicing the wholesale financial and real estate markets, today announced that it has received regulatory approval for the proposed sale of certain assets comprising its platform for the fully electronic trading of benchmark, on-the-run US Treasuries to NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) (“NASDAQ OMX”). As previously disclosed, total consideration for this transaction is up to $1.234 billion.

On May 13, 2013, BGC received notice of regulatory approval with respect to the proposed transaction under the Hart-Scott-Rodino Antitrust Improvements Act. The Company currently expects the transaction to close before the end of the third quarter of 2013.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company primarily servicing the wholesale financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its eSpeed, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to select financial instruments and markets. Newmark Grubb Knight Frank is a full-service commercial real estate platform that comprises the Company’s Real Estate Services segment, offering commercial real estate tenants, owners, investors and developers a wide range of services, including leasing; capital markets services, including investment sales, debt placement, appraisal, and valuation services; commercial mortgage brokerage services; as well as consulting, project and development management, leasing and corporate advisory services and property and corporate facilities management services. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. For more information, please visit www.bgcpartners.com.

eSpeed, BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark Grubb Knight Frank are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are forward-looking statements that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those

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